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                                  SCHEDULE 14A
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                                 Salomon Inc
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                (Name of Registrant as Specified in Its Charter)

                                 Salomon Inc
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                   (Name of Person(s) Filing Proxy Statement)

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[LETTERHEAD] SALOMON INC.


                                                              April 18, 1996

Dear Shareholder:

         The Board of Directors and Management of Salomon Inc urge you to vote in favor of amendments to the Company's Equity Partnership Plan for Key Employees, for these good reasons:

         1. A three-year vesting period will reduce employee turnover by making it much more expensive for competitors to hire our Key Employees.

         2. We expect this to be done at no additional cost to the Company or its shareholders.

         You may have recently received a copy of Institutional Shareholder Services' ("ISS") Proxy Analysis for Salomon Inc's 1996 Annual Meeting. The analysis, which is carried out on a purely theoretical basis, recommends a vote against approval of the amendments of the Equity Partnership Plan for Key Employees which had been adopted by Salomon's Board of Directors on February 7, 1996.

         ISS's analysis of the proposed amendments is flawed in a number of important respects. It wholly fails to analyze the comparative advantages of the amended plan versus the existing plan. It simply assumes that, since the discount has been increased from 15% to 20%, the plan must cost shareholders more. Under the existing plan, all shares allocated to employees vest immediately and dividends are reinvested at a 15% discount. Under the proposed amendments, shares vest on a pro-rata basis over a three-year
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SALOMON INC.

period and the dividend reinvestment discount has been eliminated. In addition, shares attributable to the discount vest only at the end of the three-year period. Thus, to take down all the shares awarded and realize the value of any of the discount, an employee must remain with the Company for the full three-year period.

         ISS's analysis assumes that all employees who are awarded EPP shares will stay for the entire three-year period. That is contrary to historical experience. Indeed, if we assumed historical experience would be replicated in the future, the cost of the plan, as amended, to the Company would be less than in previous years.

         As you know, retaining key employees was a significant issue for Salomon Brothers last year. The amended plan is a key part of the measures that we have taken to address this problem, measures which to date are working. THE BOARD OF DIRECTORS APPROVED THIS PLAN BECAUSE IT FEELS STRONGLY THAT RETAINING KEY PRODUCTIVE EMPLOYEES IS IMPORTANT TO THE COMPANY'S BOTTOM LINE. Stability is good for morale, lowers recruiting expenses and enables us to build the strong core teams that are necessary for winning business in the global marketplace.

         If the amended plan is successful in lowering the historical turnover rate, the Board feels that value will be created for the shareholder. Various scenario analyses have been conducted, resulting in the conclusion that THE ONLY WAY THAT THE COST OF THE AMENDED PLAN COULD POTENTIALLY EXCEED THAT OF THE EXISTING PLAN IS IF TURNOVER IS ALMOST TOTALLY ELIMINATED. If turnover is almost totally eliminated and the aforementioned benefits resulted, the Board would feel that they had truly benefited the shareholder.

         The Board of Directors and I believe that the amendments to the plan will make it a more effective tool for motivating and

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SALOMON INC.

retaining employees. We also believe that the amendments will not impose additional costs. Since the ISS analysis does not address these points, I urge you to disregard its recommendation and vote for the proposed amendments.

                                                            Sincerely,

                                                            /s/ Robert E. Denham
                                                            --------------------
                                                                Robert E. Denham
                                                                Chairman
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- -        While we fully expect the plan amendments to be approved, we want to be sure that you are not misinformed.

- -        Comparison of the amended plan with the existing plan demonstrates that the amendments should result in greater employee retention at no additional cost to the Company.

- -        The amendments provide for pro-rata three-year vesting as opposed to immediate vesting under the existing plan.

- -        The amendments eliminate the dividend reinvestment discount of 15%
         which currently applies under the plan.

- -        To realize the value of the 20% discount provided by the amendments, an employee must remain with the Company for the full three-year vesting period.

- -        ISS's analysis unrealistically assumes that all employees who are awarded EPP shares will stay for the entire three-year period. A more realistic assumption is that attrition of plan participants, albeit at a reduced rate, will continue. In these circumstances, costs of the amended plan should be less than the costs of the existing plan.

- -        As you know, retaining key employees was a significant issue for
         Salomon Brothers last year. The amended plan is a key part of the measures that we have taken to address this problem, measures which to date are working. The Board of Directors approved this plan because it feels strongly that retaining key productive employees is important to the Company's bottom line. Stability is good for morale, lowers recruiting expenses and enables us to build the strong core teams that are necessary for winning business in the global marketplace.

- -        If the amended plan is successful in lowering the historical turnover rate, the Board feels that value will be created for the shareholder. Various scenario analyses have been conducted, resulting in the conclusion that the ONLY way that the cost of the amended plan could potentially exceed that of the existing plan is if turnover is almost totally eliminated. If turnover is almost totally eliminated and the aforementioned benefits resulted, the Board would feel that they had truly benefited the shareholder.